EXHIBIT 99

                     NOTICE OF AMENDMENT TO
                   ARTICLES OF INCORPORATION

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                      TOWER BANCORP, INC.

                   NOTICE OF AMENDMENT TO
                  ARTICLES OF INCORPORATION


     NOTICE is hereby given that Articles of Amendment to the Articles of Incorporation of TOWER BANCORP, INC. (the "Company"), a Pennsylvania business corporation and a bank holding company, with its registered office at Center Square, Greencastle, Franklin County, Pennsylvania 17225, were filed with the Department of State of the Commonwealth of Pennsylvania on the 13th day of May, 1996, pursuant to the provisions of the Business Corporation Law of 1988, as amended. The nature and character of the amendment is to amend Article 5 of the Company's Articles of Incorporation, as amended, in its entirety to increase the number of authorized shares of the Company's Common Stock, par value $2.50 per share, from 1,000,000 shares to 5,000,000 shares. The amendment to Article 5 was approved and adopted by the shareholders of the Company at the Annual Meeting of Shareholders held on April 3, 1996. The amendment to the Articles of Incorporation became effective upon filing with the Department of State of the Commonwealth of Pennsylvania.


                                    SHUMAKER WILLIAMS, P.C.
                                    P.O. Box 88
                                    Harrisburg, PA  17108